UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023 (December 14, 2023)

Better Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39864	85-3472546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Stree
#49404
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 415 887-2311

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BTTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Better Therapeutics, Inc. (the “Company”), on June 16, 2023, the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notified the Company that it was not in compliance with the minimum bid price requirement and the market value of listed securities requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum bid price of at least $1 per share (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5550(b)(2) requires companies listed on the Nasdaq Capital Market to maintain a minimum market value of listed securities of at least $35 million (the “MVLS Requirement”). The letters noted that, as of their date, the bid price of the Company’s common stock, par value $0.0001 per share, was below $1.00 per share and the Company’s market value of listed securities was below $35 million, in each case for 30 consecutive business days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until December 13, 2023, to regain compliance.

On December 14, 2023, the Company received written notification (the “December Notice”) from the Staff indicating that, based upon (i) the Company’s continued non-compliance with the Minimum Bid Price Requirement and (ii) the Company’s continued non-compliance with the MVLS Requirement, the Staff determined that the Company was not eligible for an additional 180 day extension to meet the continued listing requirements.

As a result, the Staff determined to delist the Company’s securities from Nasdaq, effective December 26, 2023, unless the Company timely requests an appeal to a Nasdaq Hearings Panel (the “Panel”) on or before December 21, 2023. The Company intends to request an appeal of this determination prior to the December 21st deadline. The request for an appeal will stay the suspension and delisting of the Company’s common stock pending the decision of the Panel.

There can be no assurance that the Company’s appeal of the delisting determination will be successful or that the Company will be successful in maintaining the listing of its common stock on The Nasdaq Capital Market.

Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. The Company’s forward-looking statements are based on current beliefs and expectations of its management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Such forward-looking statements include statements regarding the Company’s intentions regarding its appeal to the Panel and its ability to regain compliance with the Nasdaq continued listing requirements. These forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including the risks and uncertainties included under the header “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 filed with the SEC on November 9, 2023, and those that are included in any of the Company’s subsequent filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better Therapeutics, Inc.

Date: December 15, 2023	By:	/s/ Frank Karbe
Frank Karbe
Chief Executive Officer